Exhibit 5.1

Keleher & McLeod, P.A.

PO Box AA

Albuquerque, NM 87103

March 31, 2005

PNM Resources, Inc.

Alvarado Square

Albuquerque, New Mexico 87158

Ladies and Gentlemen:

PNM Resources, Inc., a New Mexico corporation (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (Registration No. 333-121059) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to up to $500,000,000 maximum aggregate offering price of securities, which was declared effective by the Commission on December 16, 2004. The Registration Statement includes a combined prospectus, dated December 16, 2004, which also relates to an additional $500,000,000 maximum aggregate offering price of securities of the Company remaining unsold on Registration Statement No. 333-106080. On March 30, 2005, the Company issued and sold (i) 3,910,000 shares of its common stock, no par value, pursuant to a prospectus supplement dated March 23, 2005 (the “Common Stock Prospectus Supplement”), for a maximum aggregate offering price of $104,631,000 (the “Shares”) and (ii) 4,945,000 of its 6.75% Equity Units ($247,250,000 aggregate stated amount) (the “Equity Units”) pursuant to a Purchase Contract and Pledge Agreement dated as of March 30, 2005 among the Company, JPMorgan Chase Bank, N.A. and U.S. Bank Trust National Association (the “Purchase Contract Agreement”), pursuant to a prospectus supplement dated March 23, 2005 (the “Equity Units Prospectus Supplement”).

In connection with the issuance and sale of the Shares and the Equity Units by the Company, as counsel for the Company, we have reviewed originals (or copies certified or otherwise identified to our satisfaction) of the Registration Statement, the Common Stock Prospectus Supplement, the Equity Units Prospectus Supplement, a specimen of the certificate(s) representing such Shares, the Purchase Contract Agreement, a specimen of the Equity Units, certificates of public officials and such other documents as we have deemed necessary to render this opinion. In connection with such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of the documents submitted to us as certified or photostatic copies, the authenticity of the originals of such documents and all documents submitted to us as originals and the correctness of all statements of fact contained in such original documents.

We are members of the Bar of the State of New Mexico and express no opinion as to any choice of law matters nor as to, or the effect or applicability of, any laws other than those of the

PNM Resources, Inc.

March 31, 2005

State of New Mexico (except that we express no opinion as to New Mexico securities or blue sky laws). We note that certain documents governing the Equity Units, including the Purchase Contract Agreement, are governed by and construed in accordance with the law of the State of New York, without regard to conflicts of laws principles thereof. We have relied upon an opinion of even date herewith addressed to you of Pillsbury Winthrop LLP with respect to the validity and legality of the Equity Units under New York law.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that:

1. The Shares are duly authorized, validly issued, fully paid and nonassessable.

2. The Equity Units constitute the valid and legally binding obligations of the Company, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights, general equitable principles (whether considered in a proceeding in equity or at law) and concepts of materiality, reasonableness, good faith and fair dealing and the discretion of the court before which any proceeding therefor may be brought.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on March 31, 2005, which is incorporated by reference in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

KELEHER & McLEOD, P.A.

By   /s/Charles L. Moore

       Charles L. Moore